Exhibit 99.1

CLS Holdings USA Closes approximately $12 Million Private Placement of Convertible Debentures

Las Vegas, NV -- (Globe Newswire) – December 13, 2018 – CLS Holdings USA, Inc. (OTCQB: CLSH) “CLS,” a diversified cannabis company operating as Cannabis Life Sciences and an integrated cannabis producer and retailer in Nevada through its Oasis Cannabis subsidiaries, today announced the closing of an approximately $12 million private placement (the “Offering”) of 8% senior unsecured convertible debentures (the “Convertible Debentures”).

The Offering, conducted by a syndicate of underwriters, was priced at $1,000 per convertible debenture. The Convertible Debentures are convertible into units (each, a “Unit”) at a price of $0.80 per Unit. Each Unit is comprised of one common share of the Company (a “Common Share”) and one half of one common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant shall be exercisable for one Common Share at a price of $1.10 per Warrant (the “Exercise Price”) for a period of 36 months from the closing date.

The proceeds of the financing will be used to continue to execute the Company’s growth strategy in Nevada and Massachusetts.

As previously announced, CLS has entered into an agreement with a Canadian agent. This closing represents the first tranche raised under such agreement.

This is not an offer for sale, or solicitation of an offer to buy, nor may there be any sale in the United States or to, or for the account or benefit of, any U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")) of any securities of the Company prior to compliance with any applicable securities laws.

Neither the Convertible Debentures nor the Units, Common Shares or Warrants issuable upon conversion of the Convertible Debentures or the Common Shares issuable upon exercise of the Warrants have been or will be registered under the U.S. Securities Act, or any securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements.

About Oasis Cannabis

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top marijuana retailers in the state. Its location within walking distance to the Las Vegas Strip and downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area. In August 2017, the company commenced wholesale offerings of cannabis in Nevada with the launch of its City Trees brand of cannabis concentrates and cannabis-infused products.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that, subject to receipt of certain anticipated regulatory approvals, acts as an integrated cannabis producer and retailer through its Oasis Cannabis subsidiaries in Nevada, and plans to expand to other states.

CLS stands for "Cannabis Life Sciences," in recognition of the Company's patented proprietary method of extracting various cannabinoids from the marijuana plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to its ongoing Convertible Debenture financing and whether and when certain transactions will be completed, the Company’s use of proceeds and its growth strategy in Nevada and Massachusetts, and anticipated license approvals. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filing with the SEC for additional details.

Contact Information

Corporate:

Chairman and CEO

Jeff Binder

jeff@clsholdingsinc.com

888-438-9132

Investors:

Hayden IR

CLSH@haydenir.com

917-658-7878